Exhibit 99.1

News Release
For Immediate Release: February 1, 2022
H&R Block Reports Fiscal 2022 Second Quarter Results; Reiterates Fiscal Year Financial Outlook
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) (the "Company") today released its financial results1 for the fiscal 2022 second quarter ended December 31, 2021.
•Second quarter revenue grew 12%, demonstrating continued momentum across the business.
•Repurchased an incremental $159 million of shares in the quarter, retiring approximately 4% of shares outstanding. In the first half of the fiscal year share repurchases have totaled $325 million, or 7% of the float.
•The Company reiterates its previously given fiscal year 2022 outlook.
•The recent launch of SpruceSM, H&R Block's new mobile banking platform, is a meaningful milestone in the Company's strategic transformation.
"Our second quarter results highlight ongoing momentum in the business, progress on our Block Horizons strategy, and our commitment to returning capital to shareholders," said Jeff Jones, H&R Block's president and CEO. "We set an aggressive goal to bring Spruce to market in a short amount of time, and I am very pleased that we were able to deliver such a robust product out of the gate. We are continuing to execute across the business, and we feel well-positioned for tax season."
Fiscal 2022 Second Quarter Results and Key Financial Metrics
"Our performance in the first half of 2022 has been solid, and we are reiterating our outlook," said Tony Bowen, H&R Block's chief financial officer. "During the quarter, we continued our trend of creating value for shareholders by returning capital and reducing shares outstanding."
•Total revenue of $159 million increased by $17 million, or 12%, to the prior year. The increase was primarily driven by strength in the Emerald Card and growth from Wave.
•Total operating expenses of $436 million increased by $15 million, or 4%, driven by higher compensation, as well as banking charges because of the growth in payments processed, partially offset by lower depreciation and amortization expenses.
•Pretax loss decreased by $2 million to $299 million due to higher revenues, partially offset by higher operating expenses and higher interest expense.
•Loss per share from continuing operations2 improved from $1.38 to $1.09 due to the aforementioned items and from a discrete tax benefit during the quarter. Adjusted loss per share2 from continuing operations improved from $1.28 to $1.02.
The Company's next update related to tax season results and financial performance will be on its third quarter earnings call in May.
1    All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares at the end of the corresponding period. The company reports non-GAAP financial measures of performance, including adjusted earnings per share (EPS), earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, and free cash flow, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Capital Structure
The Company reported the following related to its capital structure:
•Fiscal year second quarter repurchases and retirements of common stock totaled approximately 6.6 million shares at an aggregate price of $159 million, or $24.10 per share. The Company has approximately $239 million remaining on its authorization through June 2022.
•As previously announced, a quarterly cash dividend of $0.27 per share was paid on January 3, 2022 to shareholders of record as of December 6, 2021. H&R Block has paid quarterly dividends consecutively since the Company became public in 1962.
Since 2016, the Company has returned over $2 billion to shareholders in the form of share repurchases and dividends.
Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the Company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.
Conference Call
Discussion of the fiscal 2022 second quarter results, outlook, and a general business update will occur during the Company’s previously announced fiscal second quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on February 1, 2022. To access the call, please dial the number below approximately 5 minutes prior to the scheduled starting time:
U.S./Canada (866) 987-6821or International (630) 652-5951
Conference ID: 9297549
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The webcast can be accessed directly https://investors.hrblock.com/financial-information/quarterly-results, and the presentation will be posted following the conclusion of the call.
A replay of the call will be available beginning at 7:30 p.m. Eastern time on February 1, 2022 and continuing for seven days by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 9297549. The webcast will be available for replay beginning on February 2, 2022 and continuing for 90 days at https://investors.hrblock.com/financial-information/quarterly-results.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation services, financial products, and small-business solutions. The company blends digital innovation with human expertise and care as it helps people get the best outcome at tax time and also be better with money using its mobile banking app, Spruce. Through Block Advisors and Wave, the company helps small-business owners thrive with innovative products like Wave Money, a small-business banking and bookkeeping solution, and the only business bank account to manage bookkeeping automatically. For more information, visit H&R Block News or follow @HRBlockNews on Twitter.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They also include the expected impact of the coronavirus (COVID-19) pandemic, including, without limitation, the impact on economic and financial markets, the Company’s capital resources and financial condition, the expected use of proceeds under the Company’s revolving credit facility, future expenditures, potential regulatory actions, such as extensions of tax filing deadlines or other related relief, changes in consumer behaviors and modifications to the Company’s operations related thereto. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2021 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at https://investors.hrblock.com. In addition, factors that may cause the Company’s actual estimated effective tax rate to differ from estimates include the Company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the Company has made, future actions of the Company, or increases in applicable tax rates in jurisdictions where the Company operates. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information

Investor Relations:	Michaella Gallina, (816) 854-3022, michaella.gallina@hrblock.com
Jordyn Eskijian, (816) 854-5674, jordyn.eskijian@hrblock.com
Media Relations:	Angela Davied, (816) 854-5798, angela.davied@hrblock.com

TABLES FOLLOW

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended December 31,		Six months ended December 31,
	2021	2020	2021	2020
REVENUES:
U.S. assisted tax preparation	$30,845	$34,020	$64,452	$241,187
U.S. royalties	3,404	5,357	10,762	28,009
U.S. DIY tax preparation	9,210	6,114	13,271	53,577
International	27,907	26,637	86,232	85,413
Refund Transfers	777	397	2,442	6,510
Emerald Card®	24,830	9,962	53,088	22,398
Peace of Mind® Extended Service Plan	17,315	18,570	42,151	45,762
Tax Identity Shield®	5,200	4,809	10,353	13,803
Interest and fee income on Emerald AdvanceSM	12,424	14,039	12,903	14,565
Wave	19,497	14,837	38,634	28,574
Other	7,407	7,223	17,152	19,513
Total revenues	158,816	141,965	351,440	559,311
Compensation and benefits:
Field wages	70,058	66,307	126,137	158,852
Other wages	64,067	63,568	122,131	126,636
Benefits and other compensation	30,207	27,650	55,657	61,455
	164,332	157,525	303,925	346,943
Occupancy	99,296	99,029	195,118	195,879
Marketing and advertising	17,141	15,490	27,214	30,982
Depreciation and amortization	35,631	39,699	71,346	77,936
Bad debt	13,666	16,570	14,709	17,090
Other	106,050	93,200	191,200	170,782
Total operating expenses	436,116	421,513	803,512	839,612

Other income (expense), net	1,467	538	1,751	3,042
Interest expense on borrowings	(23,085)	(21,489)	(45,915)	(56,186)
Pretax loss	(298,918)	(300,499)	(496,236)	(333,445)
Income tax benefit	(109,845)	(46,510)	(157,218)	(18,546)
Net loss from continuing operations	(189,073)	(253,989)	(339,018)	(314,899)
Net loss from discontinued operations	(1,532)	(1,762)	(3,188)	(3,108)
Net loss	$(190,605)	$(255,751)	$(342,206)	$(318,007)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.09)	$(1.38)	$(1.93)	$(1.68)
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.01)
Consolidated	$(1.10)	$(1.39)	$(1.95)	$(1.69)

WEIGHTED AVERAGE DILUTED SHARES	173,378	183,883	175,739	188,099

Adjusted diluted EPS (1)	$(1.02)	$(1.28)	$(1.80)	$(1.49)
EBITDA (1)	(240,202)	(239,311)	(378,975)	(199,323)

(1) All non-GAAP measures are results from continuing operations. See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	December 31, 2021	June 30, 2021

ASSETS
Cash and cash equivalents	$336,250	$1,434,381
Cash and cash equivalents - restricted	123,686	149,783
Receivables, net	301,055	88,932
Income taxes receivable	351,829	330,872
Prepaid expenses and other current assets	126,784	76,414
Total current assets	1,239,604	2,080,382
Property and equipment, net	140,459	139,276
Operating lease right of use assets	396,522	445,847
Intangible assets, net	334,557	351,093
Goodwill	759,183	754,521
Deferred tax assets and income taxes receivable	179,626	181,996
Other noncurrent assets	50,104	61,273
Total assets	$3,100,055	$4,014,388
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$155,841	$164,269
Accrued salaries, wages and payroll taxes	62,524	168,989
Accrued income taxes and reserves for uncertain tax positions	78,921	238,863
Current portion of long-term debt	499,395	—
Operating lease liabilities	189,984	214,190
Deferred revenue and other current liabilities	184,775	196,175
Total current liabilities	1,171,440	982,486
Long-term debt	1,760,830	1,983,719
Deferred tax liabilities and reserves for uncertain tax positions	249,751	301,658
Operating lease liabilities	215,826	244,932
Deferred revenue and other noncurrent liabilities	74,863	113,535
Total liabilities	3,472,710	3,626,330
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,033	2,167
Additional paid-in capital	770,661	779,465
Accumulated other comprehensive income (loss)	(9,433)	88
Retained earnings (deficit)	(466,856)	286,694
Less treasury shares, at cost	(669,060)	(680,356)
Total stockholders' equity (deficiency)	(372,655)	388,058
Total liabilities and stockholders' equity	$3,100,055	$4,014,388

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Six months ended December 31,	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(342,206)	$(318,007)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	71,346	77,937
Provision	14,639	15,977
Deferred taxes	16,685	29,015
Stock-based compensation	13,233	13,359
Changes in assets and liabilities, net of acquisitions:
Receivables	(216,071)	(248,184)
Prepaid expenses, other current and noncurrent assets	(46,928)	(61,070)
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(121,926)	(14,798)
Deferred revenue, other current and noncurrent liabilities	(50,882)	(48,117)
Income tax receivables, accrued income taxes and income tax reserves	(247,088)	(146,215)
Other, net	(4,373)	(2,737)
Net cash used in operating activities	(913,571)	(702,840)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(39,371)	(34,751)
Payments made for business acquisitions, net of cash acquired	(19,333)	(12,155)
Franchise loans funded	(14,480)	(20,064)
Payments from franchisees	6,213	13,633
Other, net	9,527	(5,383)
Net cash used in investing activities	(57,444)	(58,720)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(210,000)	(2,050,000)
Proceeds from line of credit borrowings	485,000	1,040,000
Repayments of long-term debt	—	(650,000)
Proceeds from issuance of long-term debt	—	647,965
Dividends paid	(96,938)	(100,198)
Repurchase of common stock, including shares surrendered	(324,589)	(150,782)
Proceeds from exercise of stock options	4,067	1,133
Other, net	(7,423)	(19,705)
Net cash used in financing activities	(149,883)	(1,281,587)

Effects of exchange rate changes on cash	(3,330)	11,030

Net decrease in cash and cash equivalents, including restricted balances	(1,124,228)	(2,032,117)
Cash, cash equivalents and restricted cash, beginning of period	1,584,164	2,769,947
Cash, cash equivalents and restricted cash, end of period	$459,936	$737,830

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$72,169	$95,789
Interest paid on borrowings	36,539	50,472
Accrued purchase of common stock	4,845	—
Accrued additions to property and equipment	1,393	1,285
New operating right of use assets and related lease liabilities	73,710	46,954
Accrued dividends payable to common shareholders	46,497	47,689

(in 000s)
	Three months ended December 31,		Six months ended December 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2021	2020	2021	2020

Net loss - as reported	$(190,605)	$(255,751)	$(342,206)	$(318,007)
Discontinued operations, net	1,532	1,762	3,188	3,108
Net loss from continuing operations - as reported	(189,073)	(253,989)	(339,018)	(314,899)
Add back:
Income tax benefit	(109,845)	(46,510)	(157,218)	(18,546)
Interest expense	23,085	21,489	45,915	56,186
Depreciation and amortization	35,631	39,699	71,346	77,936
	(51,129)	14,678	(39,957)	115,576
EBITDA from continuing operations	$(240,202)	$(239,311)	$(378,975)	$(199,323)

(in 000s, except per share amounts)
	Three months ended December 31,		Six months ended December 31,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2021	2020	2021	2020

Net loss from continuing operations - as reported	$(189,073)	$(253,989)	$(339,018)	$(314,899)

Adjustments:
Amortization of intangibles related to acquisitions (pretax)	14,292	16,531	29,162	34,169
Tax effect of adjustments (1)	(1,922)	2,086	(5,557)	232
Adjusted net loss from continuing operations	$(176,703)	$(235,372)	$(315,413)	$(280,498)

Diluted loss per share from continuing operations - as reported	$(1.09)	$(1.38)	$(1.93)	$(1.68)
Adjustments, net of tax	0.07	0.10	0.13	0.19
Adjusted diluted loss per share from continuing operations	$(1.02)	$(1.28)	$(1.80)	$(1.49)

(1)Tax effect of adjustments is the difference between the tax provision calculated on a GAAP basis and on an adjusted non-GAAP basis.
Non-GAAP Financial Information
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, EBITDA margin from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.